UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2015

POZEN INC.
(Exact name of registrant as specified in its charter)

Delaware	000-31719	62-1657552
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1414 Raleigh Road, Suite 400
Chapel Hill, North Carolina	27517
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 913-1030

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On June 8, 2015, POZEN Inc., a Delaware corporation (“Pozen”), entered into an Agreement and Plan of Merger and Arrangement (the “Merger Agreement”) among Tribute Pharmaceuticals Canada Inc., a corporation incorporated under the laws of the Province of Ontario (“Tribute”), Aguono Limited, a private limited company incorporated in Ireland (which, prior to the Merger Effective Time, as defined in the Merger Agreement, shall be renamed Aralez Pharmaceuticals plc) (“Parent”), Trafwell Limited, a private limited company incorporated in Ireland (“Ltd2”), ARLZ US Acquisition Corp., a corporation incorporated under the laws of the State of Delaware and a wholly-owned subsidiary of Parent (“US Merger Sub”), and ARLZ CA Acquisition Corp., a corporation incorporated under the laws of the Province of Ontario and a wholly-owned subsidiary of Parent (“Can Merger Sub”).

The Merger Agreement provides for, among other things, a business combination whereby US Merger Sub will be merged with and into Pozen (the “Merger”). As a result of the Merger, the separate corporate existence of US Merger Sub will cease and Pozen will continue as the surviving corporation.  On the date of the closing of the Merger, Pozen will become an indirect wholly owned subsidiary of Parent.  In accordance with the Merger Agreement, Can Merger Sub will offer to and acquire all of the outstanding shares of Tribute in the manner provided for by the Merger Agreement (the “Arrangement”).  Upon completion of the Arrangement, Tribute will also become an indirect wholly-owned subsidiary of Parent.  The Boards of Directors of each of Pozen, Tribute, Parent, US Merger Sub, and Can Merger Sub  have unanimously approved the Merger Agreement, determined that the Merger and Arrangement, upon the terms and subject to the conditions set forth in the Merger Agreement, is in the best interests of Pozen, Tribute, Parent, US Merger Sub, or Can Merger Sub, as applicable, and their respective stockholders, and have declared the advisability of the Merger and Arrangement and the execution of the Merger Agreement.

Upon consummation of the Merger and Arrangement, each outstanding share of Pozen common stock will be converted into the right to receive from Parent or US Merger Sub one fully paid and non-assessable ordinary share of Parent, $0.001 nominal value per share (each, a “Parent Share” and collectively, the “Parent Shares”), and each outstanding share of Tribute common stock will be converted into the right to receive from Parent or Can Merger Sub 0.1455 fully paid and non-assessable Parent Shares.

Upon completion of the Merger and Arrangement, Pozen stockholders will own approximately 66% of the outstanding Parent Shares, and current Tribute stockholders will own approximately 34% of the outstanding Parent Shares before giving effect to (i) any exercise of outstanding options and warrants or the vesting and delivery of shares underlying restricted stock units of either company and (ii) the ordinary shares of Parent to be issued to new investors pursuant to the Subscription Agreement (defined below) and the ordinary shares of Parent issuable upon conversion of the Convertible Notes to be issued pursuant to the Facility Agreement (defined below).

The completion of the Merger and Arrangement is subject to the approval of stockholders of each of Pozen and Tribute. In addition, the Merger and the Arrangement are subject to other customary closing conditions, including, among others, (i) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the obtaining of approval under Canada’s Competition Act (to the extent required under applicable law), (ii) the declaration by the Securities and Exchange Commission (“SEC”) of the effectiveness of the Registration Statement on Form S-4 to be filed with the SEC registering the Parent Shares to be issued in connection with the Merger and Arrangement, (iii) the approval of the listing on the NASDAQ Stock Market LLC and the Toronto Stock Exchange of the Parent Shares to be issued in connection with the Merger and Arrangement, and (iv) the conditions to closing the equity and debt financings described below having been met or waived.

The obligation of each party to the Merger Agreement to close the Merger and Arrangement is also subject to the continued (i) accuracy of the representations and warranties made and (ii) compliance with the covenants agreed to by the other party to the Merger Agreement, in each case, subject to certain materiality standards as set forth in the Merger Agreement. Furthermore, each party’s obligation to close the Merger and Arrangement is subject to the absence of certain legal restraints and the absence of any Material Adverse Effect (as defined in the Merger Agreement) on the other party since the date of the Merger Agreement.

The parties’ obligation to close the Merger and Arrangement is also subject to additional closing conditions, including (i) receipt by Pozen of an opinion addressed to Pozen and Parent dated as of the Closing Date to the effect that Section 7874 of the Code (or any other U.S. Tax law), existing regulations promulgated thereunder, and official interpretation thereof as set forth in published guidance should not apply so as to cause Parent to be treated as a domestic corporation for U.S. federal income tax purposes from and after the Closing Date, and (ii) there shall have been no change in applicable Law (whether or not such change in Law is yet effective) with respect to Section 7874 of the Code (or any other U.S. Tax Law), or official interpretation thereof as set forth in published guidance by the IRS (other than News Releases) (whether or not such change in official interpretation is yet effective), and there shall have been no bills that would implement such a change passed by the United States House of Representatives and the United States Senate and for which the time period for the President of the United States to sign or veto such bills has not yet elapsed, in each case, that, once effective, in the opinion of nationally recognized U.S. tax counsel, would cause Parent to be treated as a United States domestic corporation for U.S. federal income tax purposes.

Pozen and Tribute have each agreed to customary representations, warranties and covenants in the Merger Agreement. Among them, both Pozen and Tribute have agreed (i) to conduct their respective businesses in the ordinary course during the period between the execution of the Merger Agreement and the closing of the Merger and Arrangement and (ii) not to solicit alternative transactions or, except in limited circumstances to permit Pozen’s and Tribute’s respective Boards of Directors to comply with their respective fiduciary duties, participate in any discussions or negotiations or furnish to third parties any information with respect thereto.

The Merger Agreement contains certain termination rights for both Pozen and Tribute, including in the event that the Merger and Arrangement is not consummated by January 31, 2016, or if the requisite stockholder approvals are not received. The Merger Agreement further provides that, upon termination of the Merger Agreement under specified circumstances, including termination of the Merger Agreement by Pozen or Tribute as a result of an adverse change in the recommendation of the other party’s Board of Directors, Pozen may be required to pay Tribute a termination fee of $3.5 million or Tribute may be required to pay Pozen a termination fee of $3.5 million, as applicable. The Merger Agreement provides for the payment of a reduced termination fee of $1.75 million from Pozen to Tribute in the event that the Merger Agreement is terminated by Tribute due to a change in applicable tax law that would have a Material Adverse Effect on Pozen.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement. Capitalized terms used above without definition have the meanings given such terms in the Merger Agreement.

The Merger Agreement and the above description have been included to provide information regarding the terms of such document. They are not intended to provide any other factual information about the parties to the Merger Agreement or their respective subsidiaries, affiliates or equity holders. The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement, which were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of such documents, as applicable, which subsequent information may or may not be fully reflected in public disclosures by Pozen.  Accordingly, investors and stockholders should read the representations and warranties in such documents not in isolation but only in conjunction with the other information about Pozen that it includes in reports, statements and other filings it makes with the SEC.

Voting Agreements

Pozen.  As previously reported under the Pozen’s Current Report on From 8-K filed with the SEC on June 3, 2015, John R. Plachetka, Pharm.D., the former Chairman of the Board of Directors of Pozen (the “Pozen Board”), Chief Executive Officer and President retired on May 31, 2015, and also resigned from the Pozen Board effective the same day.  In connection with his retirement and resignation, Dr. Plachetka entered into a Voting Agreement with Pozen (the “Plachetka Voting Agreement”), pursuant to which, among other matters, he granted to Pozen an irrevocable proxy with respect to all the shares directly and indirectly owned by him for a term of three years. With respect to a possible merger, sale or other transfer, directly or indirectly and whether in one or a series of transactions, of all or a significant portion of the assets or securities of Pozen or any extraordinary corporate transaction, regardless of the form or structure of such transaction, in each case if and to the extent adopted or approved by the Pozen Board and recommended to Pozen’s stockholders for adoption or approval, Dr. Plachetka and his affiliates agreed to (i) appear at such meeting or otherwise cause the Shares to be counted as present thereat for purposes of calculating a quorum; and (ii) vote (or cause to be voted) or deliver a written consent (or cause a written consent to be delivered) covering all of the Shares that such Stockholder shall be entitled to so vote in favor of adoption and approval of the Potential Transaction.  The Voting Agreement applies to all shares of Pozen’s common stock directly and indirectly owned or beneficially held by Dr. Plachetka, as well as additional shares of Pozen’s common stock acquired by him during its term.  Dr. Plachetka is also subject to certain restrictions on the shares of Pozen’s common stock directly and indirectly owned by him.

The foregoing descriptions of the Plachetka Voting Agreement is qualified in its entirety to the full text of the Plachetka Voting Agreement, which was filed as Exhibit 10.2 to Pozen’s Current Report on Form 8-K filed with the SEC on June 3, 2015.

Tribute.  Certain shareholders of Tribute (the “Specified Shareholders”) holding, in the aggregate, approximately 25.26% of the outstanding shares of Tribute common stock have entered into Voting Agreements with Parent (the “Tribute Voting Agreements”) concurrently with the execution of the Merger Agreement, providing that the Specified Shareholders, upon the terms and subject to the conditions set forth therein, (a) will vote their shares of Tribute common stock in favor of the issuance of shares of Tribute common stock in the Merger and Arrangement and against any competing transaction that may be proposed and (b) will not sell or otherwise transfer their shares, except in connection with the Merger and Arrangement.

Debt Facility Agreement

On June 8, 2015, Pozen executed a Debt Facility Agreement (the “Facility Agreement”) among the Parent (or a wholly-owned subsidiary of the Parent, depending on whether certain conditions of the Facility Agreement occur) (the “Borrower”), Tribute, Deerfield Private Design Fund III, L.P. (“Deerfield Private Design”), Deerfield International Master Fund, L.P. (“Deerfield International”), and Deerfield Partners, L.P. (“Deerfield Partners”), and the other lender parties thereto (together with Deerfield Private Design, Deerfield International, and Deerfield Partners, the “Lenders”).

Pursuant to the Facility Agreement, the Borrower shall borrow from the Lenders up to an aggregate principle amount of $275 million, of which (i) $75 million will be in the form of a 2.5% senior secured convertible promissory note due six years from issuance and convertible into Parent Shares at a conversion price of $9.54 per share (the “Convertible Notes”), issued and sold by Borrower to Deerfield Private Design or its registered assigns, upon the terms and conditions of the Facility Agreement, and (ii) up to an aggregate principal amount of $200 million, which will be made available for Permitted Acquisitions (as defined in the Facility Agreement), will be in the form of Secured Promissory Notes issued and sold by the Borrower to the Lenders (the “Acquisition Notes”), evidencing the Acquisition Loans, upon the terms and conditions and subject to the limitations set forth in the Acquisition Notes, all subject to the terms and conditions of the Facility Agreement.

A copy of the Facility Agreement, including the form of Convertible Note, is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Facility Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Facility Agreement. Capitalized terms used above without definition have the meanings given such terms in the Facility Agreement.

Registration Rights Agreement

In connection with the Facility Agreement, on June 8, 2015, the Lenders and Parent entered into a Registration Rights Agreement (the “Registration Rights Agreement”).  Pursuant to the Registration Rights Agreement, Parent has agreed to prepare and file with the SEC a Registration Statement on Form S-3, or other such form as required to effect a registration of the Parent Shares issued or issuable upon conversion of or pursuant to the Convertible Notes (the “Registerable Securities”), covering the resale of the Registerable Securities and such indeterminate number of additional Common Shares as may become issuable upon conversion of or otherwise pursuant to the Convertible Notes to prevent dilution resulting from certain corporate actions.  Such Registration Statement must be filed within 45 calendar days following the date of issuance of the Convertible Notes.  In the event the SEC does not permit all of the Registerable Securities to be included in the Registration Statement or if the Registerable Securities are not otherwise included in a Registration Statement filed under the Registration Rights Agreement, the Parent has agreed to file an additional Registration Statement by no later than the Additional Filing Deadline covering the resale of all Registerable Securities not already covered by an existing and effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Rights Agreement also provides for piggy-back registration, subject to the terms and conditions of the Registration Rights Agreement.

A copy of the Registration Rights Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference. The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement  Capitalized terms used above without definition have the meanings given such terms in the Registration Rights Agreement .

Share Subscription Agreement

On June 8, 2015, Pozen executed a Share Subscription Agreement (the “Subscription Agreement”) among QLT Inc., a corporation existing under the laws of the Province of British Columbia, Canada (“Purchaser”), Tribute, Parent, and the following investors thereto: Deerfield Private Design; Deerfield International; Deerfield Partners; EcoR1 Capital Fund, L.P.; EcoR1 Capital Fund Qualified, L.P.;  Broadfin Healthcare Master Fund, Ltd; JW Partners, LP; and JW Opportunities Fund, LLC  (each, an “Investor” and together, the “Investors”).  Pursuant to the Subscription Agreement, Parent will sell to Purchaser and the Investors up to $75 million of the Parent Shares in a private placement at a purchase price of $7.20 per Parent Share.  The Subscription Agreement provides that Pozen shall prepare and cause to be filed with the SEC two registration statements on Form S-3 or such form as may be required to effect a registration of the Parent Shares issued under the Subscription Agreement within 60 days of the date of the signing of the Subscription Agreement and for certain other registration rights for each of Purchaser and the Investors under the Securities Act and the rules and regulations thereunder, or any similar successor statute, and applicable state securities laws.

A copy of the Subscription Agreement is attached hereto as Exhibit 10.3 and is incorporated herein by reference. The foregoing description of the Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Subscription Agreement. Capitalized terms used above without definition have the meanings given such terms in the Subscription Agreement.

Transaction Committee Compensation

On June 6, 2015, the Pozen Board approved certain one-time payments of compensation to the independent members of the Pozen Board who served on the Transaction Committee of the Pozen Board (the “Transaction Committee”).  The Transaction Committee was formed for the purpose of providing oversight on behalf of the full Pozen Board in connection with the negotiation and execution of the Merger Agreement as well as the strategic direction of Pozen.  For their extraordinary service on the Transaction Committee, Arthur S. Kirsch is to receive a one-time cash payment in the amount of $100,000, and Mr. Lee is to receive a one-time cash payment in the amount of $75,000.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As a result of the Merger and Arrangement, individuals who are executive officers or directors of Pozen and subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, during the six months before the consummation of the Merger and Arrangement (or executive officers and directors of Parent during the six months after the consummation of the Merger and Arrangement ) will be subject to an excise tax under Section 4985 of the Internal Revenue Code of 1986 on the value of certain stock compensation (as defined by Section 4985) held at any time during the same period by such individuals with respect to which income, loss or gain recognition has not occurred. Parent agreed to provide certain individuals, including Messrs. Adams and Koven and other officers and directors with a payment with respect to such excise tax, to the extent applicable, so that, on a net after-tax basis, they would be in the same position as if no such excise tax had been applied.  Pozen currently anticipates that such payments (including applicable gross-up payments) will be approximately $13 million in the aggregate.

Item 7.01	Regulation FD Disclosure

In connection with the Merger and Arrangement, on June 8, 2015, Pozen and Tribute issued a joint press release announcing the Merger Agreement (the “Press Release”). The full text of the Press Release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information contained in this Item 7.01 in this Form 8-K, including Exhibit 99.1, is to be considered “furnished” pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Section 11 and 12(a)(2) of the Securities Act, nor shall it be deemed incorporated by reference in any filing or report with the SEC, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such a filing or report.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

2.1	Agreement and Plan of Merger and Arrangement, dated as of June 8, 2015, among Pozen, Tribute, Parent, Ltd2, US Merger Sub and Can Merger Sub.*
10.1	Facility Agreement, dated as of June 8, 2015, among the Borrower, Pozen, Tribute and the Lenders.
10.2	Registration Rights Agreement, dated as of June 8, 2015, among Parent and the Lenders.
10.3	Share Subscription Agreement, dated as of June 8, 2015, among Pozen, Purchaser, Tribute, Parent and the Investors.
99.1	Joint Press Release of Pozen and Tribute, issued on June 8, 2015.

*Certain disclosure schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Pozen hereby agrees to furnish supplementally a copy of any omitted schedule to the SEC.

No Offer or Solicitation

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the acquisition or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Additional Information

In connection with the proposed transaction, Parent plans to file with the SEC a registration statement on Form S-4 that will include the joint proxy statement/prospectus of Parent and Pozen that also constitutes a prospectus of Parent. Pozen plans to mail the joint proxy statement/prospectus to its stockholders in connection with the transaction. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Pozen stockholders will be able to obtain the joint proxy statement/prospectus, as well as other filings containing information about Pozen and Parent, free of charge, at the website maintained by the SEC at www.sec.gov. Pozen stockholders may also obtain these documents, free of charge, from Pozen’s website (www.pozen.com) under the heading “Investors—SEC Filings” or by directing a request to made to Pozen at POZEN Inc., 1414 Raleigh Road, Suite 400, Chapel Hill, North Carolina 27517.

Participants in the Solicitation

The directors and executive officers of Parent and Pozen and other persons may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the joint proxy statement/prospectus. Information regarding Pozen’s directors and executive officers is available in its definitive proxy statement filed with the SEC by Pozen on April 27, 2015. This document can be obtained free of charge from the sources indicated above. Other information regarding the interests of the participants in the proxy solicitation will be included in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Caution Regarding Forward-Looking Information and “Safe Harbor” Statement

To the extent any statements made in this document contain information that is not historical, these statements are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, and may be forward-looking information as defined under applicable Canadian securities legislation (collectively, “forward-looking statements”). Forward-looking statements can generally be identified by the use of words such as “believe”, “anticipate”, “expect”, “estimate”, “intend”, “continue”, “plan”, “project”, “will”, “may”, “should”, “could”, “would”, “target”, “potential” and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Although certain of these statements set out herein are indicated above, all of the statements herein that contain forward-looking statements are qualified by these cautionary statements. Although Pozen believes that the expectations reflected in such forward-looking statements are reasonable, such statements involve risks and uncertainties, and undue reliance should not be placed on such statements. Actual results may differ materially from those expressed or implied in such statements. Important factors that could cause actual results to differ materially from these expectations include, among other things, the following: Pozen’s growth profile; whether the transactions described in this Current Report enable Pozen to create a more competitive and efficient platform, diversifies Pozen’s offerings, or  positions Pozen to deliver value for its shareholders; whether the combined company’s profitability will significantly increase; and whether or when the transaction will be accretive; the inability of Pozen to further license YOSPRALA product candidates on terms and timing acceptable to Pozen; costs and delays in the development and/or FDA approval of the Pozen product candidates, including YOSPRALA, as a result of the need to conduct additional studies or due to issues with third-party manufacturers, or the failure to obtain such approval of Pozen’s product candidates for all expected indications, including as a result of changes in regulatory standards or the regulatory environment during the development period of any of Pozen’s product candidates; uncertainties in clinical trial results or the timing of such trials, resulting in, among other things, an extension in the period over which Pozen recognizes deferred revenue or Pozen’s failure to achieve milestones that would have provided Pozen with revenue; inability to maintain or enter into, and the risks resulting from Pozen’s dependence upon, collaboration or contractual arrangements necessary for the development, manufacture, commercialization, marketing, sales and distribution of any products, including Pozen’s dependence on AstraZeneca and Horizon for the sales and marketing of VIMOVO®, Pozen’s dependence on Patheon and its active ingredient suppliers for the manufacture of YOSPRALA 81/40 and YOSPRALA 325/40; competitive factors; Pozen’s inability to protect its patents or proprietary rights and obtain necessary rights to third party patents and intellectual property to operate its business; Pozen’s inability to operate its business without infringing the patents and proprietary rights of others; general economic conditions; the failure of any products to gain market acceptance; Pozen’s inability to obtain any additional required financing; technological changes; government regulation; changes in industry practice; and one-time events, including those discussed herein and as detailed from time to time in each of Pozen’s reports filed with the SEC. There can be no assurance that the proposed merger will in fact be consummated.

Additional information about these factors and about the material factors or assumptions underlying such forward-looking statements may be found in the body of this document, as well as under Item 1.A. in Pozen’s Annual Reports on Form 10-K for the fiscal year ended December 31, 2014, and Item 1.A in Pozen’s most recent Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015. Pozen cautions that the foregoing list of important factors that may affect future results is not exhaustive. When relying on forward-looking statements to make decisions with respect to Pozen, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. Pozen does not undertake any obligation to update or revise any forward-looking statement, except as may be required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2015	POZEN INC.

	By:	/s/ William L. Hodges
William L. Hodges
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger and Arrangement, dated as of June 8, 2015, among Pozen, Tribute, Parent, Ltd2, US Merger Sub and Can Merger Sub.*
10.1	Facility Agreement, dated as of June 8, 2015, among the Borrower, Pozen, Tribute and the Lenders.
10.2	Registration Rights Agreement, dated as of June 8, 2015, among Parent and the Lenders.
10.3	Share Subscription Agreement, dated as of June 8, 2015, among Pozen, Purchaser, Tribute, Parent and the Investors.
99.1	Joint Press Release of Pozen and Tribute, issued on June 8, 2015.

*Certain disclosure schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Pozen hereby agrees to furnish supplementally a copy of any omitted schedule to the SEC.